Exhibit 10.25

THE SYMBOL “[***]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

Supplementary Agreement to the Service Outsourcing Agreement

This Supplementary Agreement to the Services Outsourcing Agreement (the “Supplementary Agreement”) is entered into on September 8, 2020 by and between the following parties:

Party A: Shanghai Yiqi Zuoye Information Technology Co., Ltd.

Address: 16 / F, Building B, Wangjing Greenland Center, Chaoyang District, Beijing

Zip: 100102

Contact number: [***]

Contact person: [***]

E-mail address: [***]

Party B: Beijing Yicai Human Resource Consulting Co., Ltd.

Address: Building F1, No. 1 Tianyang Canal (North Gate), No. 56 Jianguo Road, Chaoyang District, Beijing

Zip: 100022

Contact number: [***]

Fax number: [***]

Contact person: [***]

E-mail address: [***]

WHEREAS, the amendment and renewal of the Service Outsourcing Agreement (hereinafter referred to as the “Agreement”) was entered into on September 1, 2020 by and between Party A and Party B, with respects to the outsourcing services by Party A to Party B, such as learning counseling, customer service center and other services (hereinafter referred to as the “Service Outsourcing Project”). Both Parties intend to supplement and modify the Agreement. This Supplementary Agreement and the Agreement are hereinafter collectively referred to as “Outsourcing Service Agreement”.

THEREFORE, both parties, after their amicable negotiations, enter into the Supplementary Agreement regarding the following matters.

1	Unless otherwise provided herein, terms of this Supplementary Agreement not defined herein shall have the meaning given to such terms in the Agreement.

2

For he outsourcing service items, as defined in Article 2 “Service Items” of the Agreement, please refer to the “Service Items Confirmation” listed on Annex 1. For the calculation basis of the service fee mentioned in Article 6 of the Agreement, please refer to the “Service Price List” as set forth on Annex II. Party B shall issue “Project Service List” in the form attached hereto as Annex III to Party A, when settling accounts of the services under the Service Outsourcing Project hereunder and thereunder.

3	The annexes set forth in this Supplementary Agreement shall constitute an integral part of the Outsourcing Service Agreement and shall have same legal effect as the Outsourcing Service Agreement.

4	The following paragraphs are added as paragraphs 12 to 14 to Article 3 of the Agreement:

“12. Based on Party B’s service requirements, Party A shall provide party B with relevant training and guidance for the Service Outsourcing Project and provide timely guidance for problems during the service process.

13. For Service Outsourcing Project, Party A shall have right to propose the rules with which shall be complied by Party B regarding the services provided by Party B and its service team, including but not limited to, Party A may inform Party B rules of Service Outsourcing Project, implementation requirement, qualification criteria for service personnel, service specification and standard content and the updated version of the foregoing, via emails or other method acknowledged by both parties. Party A have the right to supervise and manage the service provided by Party B, mainly including whether Party B provides services in accordance with the latest updated rules of Party A.

14. Party A shall have the right to supervise, assess and judge periodically to the service quality provided by Party B under the rules formulated and published by Party A or notified by email to Party B to ensure the services provided by Party B and its service team meet the requirements.”

5	The following paragraphs are added as paragraphs 8 to 10 to Article 4 of the Agreement:

“8. For Service Outsourcing Project, Party B shall ensure that its service team to comply with the requirements set forth by Party A, including rules of Service Outsourcing Project, implementation requirements, qualification criteria for service personnel, service specification and standard content, and shall accept supervision, inspection and improvement requirements from Party A, including that Party B and its service team shall not prejudice the interests, business operation, reputation of Party A during the service period, such as, fraud, disrespect for Party A’ users, withdrawal/change of classes without permission, refusing to cooperate with Party A’s supervision and investigation, falsification of financial data reported to Party A, breach of confidentiality obligations, damage to Party A’s image, reputation and public praise, occurrence of teaching accidents, complaints from Party A’s users, etc. If Party B and/or its service team fails to meet the requirements set forth by Party A in the process of providing services, Party A shall have the right to deduct the relevant penalty fees (if any) directly from the service fees to be paid to Party B in accordance with the requirements of the rules.

9. Party B shall designate specific personnel responsible for docking Service Outsourcing Project with personnel designated by Party A, including but not limited to specific instructions on service content, feedback on service quality, supplementary and updated rules by Party A. In case of any change in the contact personnel designated by Party B, it shall notify Party A in writing three (3) working days in advance, and be liable for the loss caused by its failure to timely notify Party A.

10. In the event that any loss of Party A arise from no labor contract signed by and between Party B and its staff, delay of the salary payment, no full payment of social insurance/housing accumulation fund/tax by Party B, Party B shall promptly deal with such issues. Party B shall compensate all losses suffered by Party A due to the default or gross negligence from Party B.”

6

There is a clerical error in the estimated cost set forth in Article 6.2.1 of the Agreement, and both parties agree that the estimated cost shall be the amount set forth in the Service Price List attached hereto as Annex II.

7	Article 7, Paragraph 1, of the Agreement shall be amended as a whole as follow:

“Unless otherwise agreed by both parties, both parties shall be bound by the confidentiality obligation hereunder, keep confidential all of the contents of this Agreement and the information obtained from the other party during the performance of this Agreement (hereinafter collectively referred to as “Confidential Information”). The confidentiality obligation shall mean, without written consent from the other party, each party shall neither use the Confidential Information for any situation unrelated to the performance of the Agreement, nor disclose or leak to any third party in any form. Both parties are obliged to make every effort to prevent any third party from stealing Confidential Information. In case any party violating the aforesaid obligation of confidentiality and causing losses to the other party, such party shall be liable for cessation of infringement, elimination of adverse impact, compensation for the losses suffered by the other party.

Notwithstanding the foregoing, the confidentiality obligation of both parties shall be exempted under the following circumstances: (1) the Confidential Information has entered the public domain for any reason except as being publicly disclosed by any parties in violation of this Agreement; (2) any parties disclose to its employee with respect to the transactions contemplated hereunder on condition that such employee must be bound by the obligations of confidentiality same as those under this Agreement; (3) any party disclose to its banks, legal counsels, financial consultants or intermediary service agencies for the purpose of this Agreement, on condition that such banks, legal counsels, financial consultants or intermediary service agencies shall be bound by the obligations of confidentiality same as those under this Agreement; (4) necessary disclosure under the provisions of laws and regulations or the requirements or instructions of government authorities and securities regulatory authorities.”

8

This Supplementary Agreement will come into effect after being signed by both parties. The Supplementary Agreement shall form integral part of the Agreement and shall have the same legal effect as the Agreement upon its effective date. In case of any conflict or inconsistency between the provisions of this Supplementary Agreement and the Agreement, the provisions of this Supplementary Agreement shall prevail.

9	This Supplementary Agreement is made by both parties in two (2) originals of equal legal force, one (1) for each Party and each original shall have the same legal effect.

[The following is the signature page(s)]

This Supplemental Agreement is executed by both parties or their authorized representatives on the date first written above and both parties agree to be bound by this Supplemental Agreement.

Party A:

Shanghai Yiqi Zuoye Information Technology Co., Ltd. (Seal)

/s/ Shanghai Yiqi Zuoye Information Technology Co., Ltd.

Authorized Representative: _____________________

Party B:

Beijing Yicai Human Resource Consulting Co., Ltd. (Seal)

/s/ Beijing Yicai Human Resource Consulting Co., Ltd.

Authorized Representative: _____________________

Annex 1: Service Items Confirmation

Demand Party
Company Name: Shanghai Yiqi Zuoye Information Technology Co., Ltd.
Service Requirement Information
Service Content: Outsourcing services of tutoring teacher
Service Location: Subject to the actual needs of project

Narrative:

1. According to the project requirements from Party A, providing services and ensuring the services to be carried out as scheduled;

2. Timely reminding students of class time, and being responsible for cooperating with Party A to maintain class order and supervising the whole course during the live broadcast, so as to ensure the normal and orderly conduct of the live broadcast course;

3. Being responsible for homework correcting, answering questions of class community, daily maintenance and operation, following up students’ learning situation, analyzing students’ learning situation, making learning plans, proposing learning suggestions and increasing user stickiness;

4. Maintaining students and timely feeding back to parents on learning situation, answering parents’ questions, promoting the improvement of academic performance, in charge of the related work of students’ course renewal;

5. Timely and reasonably dealing with the adjustment requirements of parents on time, class type and tutor, timely and reasonably dealing with the refund issues of parents;

6. Assisting to ensure the normal and orderly progress of project.

In order to guarantee the service quality of Party B, the service personnel shall comply with the following requirements:

1. Being employee of Party B

2. Capable of providing services required by Party A, including:

2.1 Bachelor degree or above, no limited to major, fresh or former graduates;

2.2 Strong learning ability, strong communication skills, a sense of responsibility and patience;

2.3 Optimistic and outgoing, enthusiastic about education.

Service Start Time	September 1, 2020	Service End Time	August 31, 2022
Workplace	Subject to the actual needs of project	Estimated Number of Service Personnel	More than 1,000
Project Service Fee (CNY/Month): The settlement of account shall be based on the amount incurred during the actual period of cooperation as set forth in the Service Price List.
Overtime Project Service Fee: according to the actual occurrence charge.
Note:
Demand Party		Supplier
Seal /s/ Shanghai Yiqi Zuoye Information Technology Co., Ltd.		Seal /s/ Beijing Yicai Human Resource Consulting Co., Ltd.
Date September 8, 2020		Date September 8, 2020

Annex II: Service Price List

Project	Content	Explanation	Estimated cost (RMB/year)
A Service Fee	Outsourcing Services Fee

Party A shall take the following factors into consideration as the basis for determining and paying the project service fee:

1. Service category provided by Party B, such as, course category, price, etc, followed up by Party B;

2. The scale of services provided by Party B, such as the number of classes and students in charge of by Party B, and the number of courses followed up by Party B;

3. The service quality provided by Party B, such as the evaluation, feedback and complaint of Party A and Party A’s customers (such as students) on the services provided by Party B, the attendance rate of live broadcast courses, the attendance rate of live broadcast courses within half an hour, homework submission rate, renewal rate, class order maintenance in live broadcast courses, etc;

4. Costs incurred by Party B in providing services to Party A.

CNY [***]
Outsourcing Services Fee			/

Annex III: Project Service List

Content
Workload Description
Service Completion
Tax
Other Necessary Expenses